UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 31, 2004

IMPERIAL OIL LIMITED
(Exact name of registrant as specified in its charter)

Canada	0-12014	98-0017682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 St. Clair Avenue West, Toronto, Ontario,	M5W 1K3
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800) 567-3776

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

     Effective December 31, 2004, the Company’s Restricted Stock Unit Plan and the general form for Restricted Stock Units were amended. A copy of each of those documents are attached as exhibits to this report.

     The Restricted Stock Unit Plan is a long term incentive compensation plan. Each unit entitles the recipient the conditional right to receive from the Company, upon exercise, an amount equal to the closing price of the Company’s common shares per unit on the third anniversary of the grant date and to receive one common share of the Company per unit or elect to receive the cash payment per unit equal to the closing price of the Company’s common shares on the seventh anniversary of the grant date. Fifty percent of the units will be exercised on the third anniversary of the grant date, and the remainder will be exercised on the seventh anniversary of the grant date. Units may be awarded annually.

Item 9.01     Financial Statements and Exhibits.

          (c)      Exhibits.

                    The following exhibits are furnished as part of this report on Form 8-K:

                    99.1   Restricted Stock Unit Plan and general form for Restricted Stock Units, as amended effective December 31, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL OIL LIMITED
Date: January 4, 2005
	By:	/s/ Brian Livingston
		Name:	Brian W. Livingston
		Title:	Vice-President, General Counsel and
Corporate Secretary
	By:	/s/ Tracey Both
		Name:	Tracey L. Both
		Title:	Assistant Secretary